[WILLKIE FARR & GALLAGHER LLP LETTERHEAD]

November 28, 2006

Legg Mason Partners Appreciation Fund, Inc.

125 Broad Street

New York, New York 10004

Ladies and Gentlemen:

You have requested us, as counsel to Legg Mason Partners Appreciation Fund, Inc. (the “Corporation”), a corporation organized under the laws of the State of Maryland, to furnish you with this opinion in connection with the Corporation’s filing of Post-Effective Amendment No. 57 (the “Amendment”) to its Registration Statement on Form N-1A (Securities Act File No. 2-34576 and Investment Company Act File No. 811-01940) (the “Registration Statement”), registering shares of the Corporation’s Class FI Common Stock, $.001 par value per share, and Class R Common Stock, $.001 par value per share (collectively, the “Shares”).

We have examined the Corporation’s prospectus and statement of additional information (the “Statement of Additional Information”) included in the Amendment, the Corporation’s Charter and By-Laws, each as amended, and resolutions adopted by the Board of Directors of the Corporation relating to the authorization of the sales and issuance of the Shares (the “Resolutions”). We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the materials described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Corporation and others, which facts we have not independently verified.

Based upon the foregoing, we are of the opinion that the Shares, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Charter, the Bylaws and the Amendment, will be validly issued, fully paid and nonassessable, assuming that (i) at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares; (ii) the issuance of the Shares does not cause the number of outstanding shares of Common Stock of the Corporation to exceed the number of authorized shares provided for in the Charter, as amended to the date of issuance; and (iii) the Resolutions that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Corporation or any distributor or dealer in connection with the registration or qualification of the Corporation or the Shares under the securities laws of any state or other jurisdiction.

Willkie Farr & Gallagher LLP

Legg Mason Partners Appreciation Fund, Inc.

November 28, 2006

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the State of Maryland, we have relied upon the opinion of Venable LLP (which is attached hereto).

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

WILLKIE FARR & GALLAGHER LLP

[VENABLE LLP LETTERHEAD]

November 28, 2006

Legg Mason Partners Appreciation Fund, Inc.

125 Broad Street

New York, New York 10004

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Re:	Registration Statement on Form N-1A:
1933 Act File No. 2-34576
1940 Act File No. 811-1940

Ladies and Gentlemen:

We have served as Maryland counsel to Legg Mason Partners Appreciation Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Corporation”), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares (the “Shares”) of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation, classified and designated as Class R Common Stock and Class FI Common Stock, covered by Post-Effective Amendment No. 57 to the above-referenced Registration Statement (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Corporation, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Prospectus and Statement of Additional Information which constitute part of the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2. The charter of the Corporation (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Corporation, certified as of the date hereof by an officer of the Corporation;

4. A certificate of the SDAT as to the good standing of the Corporation, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Corporation (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares at net asset value in a continuous public offering, certified as of the date hereof by an officer of the Corporation;

6. A certificate executed by an officer of the Corporation, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Corporation) is duly authorized to do so.

3. Each of the parties (other than the Corporation) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of each series and class of Common Stock issued and outstanding will not exceed the total number of shares of each series and class of Common Stock that the Corporation is then authorized to issue under the Charter), when and if delivered against payment of net asset value therefor in accordance with the Resolutions and the Charter, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

Venable LLP